Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

ELECTRONIC DATA SYSTEMS CORPORATION

(Adopted as of February 6, 2007)

ARTICLE I

OFFICES

1.1          Registered Office.  The registered office of Electronic Data Systems Corporation (the "Corporation") in the State of Delaware shall be 2711 Centerville Road, Wilmington, Delaware 19808.  The name of the registered agent at such address is Corporation Service Company.

1.2          Other Offices.  The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may determine from time to time or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1          Place of Meetings.  Meetings of stockholders of the Corporation shall be held at such place within or outside the State of Delaware as may be designated by the Board of Directors or the officer calling the meeting.

2.2          Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held on the third Tuesday of May in each year, at ten o'clock a.m. or on such other date and at such other time as shall be determined by the Board of Directors and set forth in the notice of meeting, and on any subsequent day or days or later time to which such meeting may be adjourned, for the purposes of electing Directors of the Corporation and transacting such other business as may properly come before the meeting.  The Board of Directors shall designate the place for the holding of such meeting, and at least 10 days' notice shall be given to the stockholders of the Corporation of the place so fixed.  If the day designated herein is a legal holiday, the annual meeting shall be held on the first succeeding day which is not a legal holiday.  If for any reason the annual meeting shall not be held on the day designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient.  Failure to hold an annual meeting at the designated time or otherwise shall not work a dissolution of the Corporation.

2.3          Special Meetings.  Unless otherwise provided by the provisions of the General Corporation Law of the State of Delaware, or any successor statute (the "DGCL"), or by or pursuant to the Restated Certificate of Incorporation of the Corporation, as it may be further amended or restated from time to time, including pursuant to any resolution or resolutions adopted in accordance therewith by the Board of Directors providing for the establishment of one or more series of preferred stock of the Corporation  (the "Certificate of Incorporation"), special meetings of the stockholders of the Corporation may be called at any time only by the

               Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the Whole Board, and no such special meeting may be called by any other person or persons (the term "Whole Board" shall mean the total number of Directors of the Corporation as fixed in accordance with the Certificate of Incorporation, whether or not there exist any vacancies in previously authorized directorships).  Upon written request of any person or persons referenced in the immediately preceding sentence who are authorized to call special meetings of the stockholders of the Corporation and who have duly called such a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than 10 nor more than 60 days after the receipt of the request and to give due notice thereof.  If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.  Every special meeting of the stockholders of the Corporation shall be held at such place within or outside the State of Delaware as the Board of Directors or the officer calling the meeting may designate.

2.4          Notice of Meeting.  Unless otherwise provided by the DGCL, whenever stockholders of the Corporation are required or permitted to take any action at a meeting, written or printed notice of the meeting, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation, to each stockholder of the Corporation entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to a stockholder of the Corporation at such stockholder's address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid.  Notice of any meeting of stockholders of the Corporation need not be given to any stockholder of the Corporation if waived by him in writing in accordance with Section 7.3 hereof.  In addition, attendance at a meeting of the stockholders of the Corporation shall constitute a waiver of notice of such meeting, except when a stockholder of the Corporation attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.5          Registered Holders of Shares; Closing of Share Transfer Records; and Record Date.

(a)          Registered Holders as Owners.  Unless otherwise provided by Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.5(b) hereof) as the owner of such shares at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent with respect to such shares, entering into agreements with respect to such shares, or giving proxies with respect to such shares; and neither the Corporation nor any of its officers, Directors, employees or agents shall be liable for regarding that person to be the owner of such shares at that time for those purposes, regardless of whether that person possesses a certificate for such shares.

(b)          Record Date.  For the purpose of determining stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders of the Corporation or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders of the Corporation for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders of the Corporation, such date in any case to be not more than 60 days, and in the case of a meeting of stockholders of the Corporation, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders of the Corporation is to be taken.  The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

2.6          Quorum of Stockholders; Adjournment.  Unless otherwise provided by the DGCL or the Certificate of Incorporation, a majority of the outstanding shares of all classes or series of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders of the Corporation, and the stockholders of the Corporation present at any duly convened meeting may continue to do business at such meeting or at any adjournment thereof notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any meeting of the stockholders of the Corporation may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7          Voting by Stockholders.

(a)         Voting on Matters Other Than the Election of Directors.  With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of at least a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting).  In the case of a matter submitted for a vote of the stockholders of the Corporation as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange or any other exchange or quotation system on which the shares of any class or series of capital stock of the Corporation is traded or quoted, the requirements of Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other rule promulgated under the Exchange Act requiring a vote of stockholders, or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule

               16b‑3 or such other rule promulgated under the Exchange Act or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable).  For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders of the Corporation), the vote required for approval shall be at least a majority of the votes cast on the matter.

(b)          Voting in the Election of Directors.  Unless otherwise provided by or pursuant to the Certificate of Incorporation or these Bylaws in accordance with the DGCL, at a meeting of stockholders of the Corporation at which a quorum is present, a nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the numbers of nominees for director exceeds the number of directors to be elected.

The Board of Directors expects a Director to tender his or her resignation if he or she fails to receive the required number of votes. This expected resignation requirement is detailed in the EDS Corporate Governance Guidelines and will be summarized or included in each proxy statement relating to an election of Directors of the Corporation.

2.8          Stockholder Proposals.  At an annual meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting.  To be properly brought before an annual meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof or (ii) be properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 2.8, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section 2.8, and otherwise be proper subjects for stockholder action and be properly introduced at the annual meeting.  For a proposal to be properly brought before an annual meeting by a stockholder of the Corporation, in addition to any other applicable requirements, such stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation.  To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 270 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date prescribed by these Bylaws as in effect on the date of the next preceding annual meeting of stockholders of the Corporation and if less than 100 days' prior notice or public disclosure of the scheduled annual meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made.  Any such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

               (ii) the name and address, as they appear on the Corporation's books, of such stockholder proposing such business and any other stockholders of the Corporation known by such stockholder to be in favor of such proposal, (iii) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned (as defined below) by such stockholder on the date of such notice and (iv) any material interest of such stockholder in such proposal.  A person shall be the "beneficial owner" of any shares of any class or series of capital stock of the Corporation of which such person would be the beneficial owner pursuant to the terms of Rule 13d‑3 promulgated under the Exchange Act as in effect on March 12, 1996; stock shall be deemed "Beneficially Owned" by the beneficial owner or owners thereof.  The presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section 2.8 have been met with respect to any stockholder proposal.  If the presiding officer determines that any stockholder proposal was not made in accordance with the terms of this Section 2.8, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.  At a special meeting of stockholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting.  To be properly brought before such a special meeting, business or proposals must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof or (ii) constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate.  In addition to the foregoing provisions of this Section 2.8, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8.

ARTICLE III

DIRECTORS

3.1          Number and Tenure.

(a)          The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.  In addition to the authority and powers conferred upon the Board of Directors by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and any Bylaw of the Corporation adopted by the stockholders of the Corporation; provided, however, that no Bylaw of the Corporation hereafter adopted by the stockholders of the Corporation, nor any amendment thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaw or amendment thereto had not been adopted.

(b)          Except as otherwise provided by the Certificate of Incorporation or these Bylaws or to the extent prohibited by Delaware law, the Board of Directors shall have the right to establish the rights, powers, duties, rules and procedures that (i) from time to time shall govern the Board of Directors, including, without limiting the generality of the foregoing, the vote required for any action by the Board of Directors and (ii) from time to time shall affect the Directors' power to manage the business and affairs of the Corporation.

(c)          Within the limits specified in the Certificate of Incorporation, and subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, the number of Directors of the Corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the Whole Board.

(d)          Each Director of the Corporation shall hold office for the full term for which such Director is elected and until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.

(e)          Until the annual election of Directors in 2006, the Directors of the Corporation, other than those who may be elected by holders of shares of one or more outstanding series of preferred stock of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, shall be divided into three classes as provided by the Certificate of Incorporation.

(f)           Unless otherwise provided by or pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of Directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws shall be filled only by the affirmative vote of at least a majority of the remaining Directors of the Corporation then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors.  Any Director of the Corporation elected in accordance with the preceding sentence shall hold office until such Director's successor shall have been elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and these Bylaws.  Unless otherwise provided by or pursuant to the Certificate of Incorporation, no decrease in the number of Directors of the Corporation constituting the Board of Directors shall shorten the term of any incumbent Director of the Corporation.  The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of Directors of the Corporation, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in these Bylaws to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by holders of such shares generally in the election of Directors of the Corporation.

3.2          Qualifications.  Directors of the Corporation need not be residents of the State of Delaware or stockholders of the Corporation.

3.3          Nomination of Directors.  Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as, and to serve as, Directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made only at an annual meeting of the stockholders of the Corporation at which Directors of the Corporation are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder's notice provided for in this Section 3.3, who shall be entitled to vote at such meeting in the election of Directors of the Corporation and who complies with the requirements of this Section 3.3.  Any such nomination by a stockholder of the Corporation shall be preceded by timely advance notice in writing to the Secretary of the Corporation.  To be timely, such stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 270 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date prescribed by these Bylaws as in effect on the date of the next preceding annual meeting of stockholders of the Corporation and if less than 100 days' prior  notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made.  Any such stockholder's notice to the Secretary of the Corporation shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re‑election as a Director of the Corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned by such person on the date of such notice and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors of the Corporation, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act (including, without limitation, the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a Director of the Corporation if elected), and (ii) as to such stockholder giving the notice, (A) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders of the Corporation known by such stockholder to be in favor of such person being nominated and (B) the number of shares of each class or series of capital stock of the Corporation Beneficially Owned by such stockholder on the date of such notice.  The presiding officer of the meeting of stockholders of the Corporation shall determine whether the requirements of this Section 3.3 have been met with respect to any nomination or intended nomination.  If the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.3, he shall so declare at the meeting and the defective nomination shall be disregarded.  In addition to the foregoing provisions of this Section 3.3, a stockholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.3.

3.4          Place of Meeting.  Meetings of the Board of Directors, regular or special, may be held either within or outside of the State of Delaware, at whatever place is specified by the person or persons calling the meeting.  In the absence of specific designation, the meetings shall be held at the principal office of the Corporation.

3.5          Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places within or outside the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.  The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the Chief Executive Officer by giving written notice thereof as provided by Section 3.7 hereof.

3.6          Special Meetings.  Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or the Chief Executive Officer or Directors of the Corporation constituting at least a majority of the Whole Board, at such place or places within or outside the State of Delaware as may be stated in the notice of the meeting.

3.7          Attendance at and Notice of Meetings.  Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each Director of the Corporation personally or by mail or by telegraph, telecopier or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any Director of the Corporation if waived by him in writing in accordance with Section 7.3 hereof, or if he shall be present at such meeting.  Attendance at a meeting of the Board of Directors shall constitute presence in person at such meeting, except when a Director of the Corporation attends a meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.8          Quorum of and Action by Directors.  A majority of the Directors of the Corporation in office (i.e., excluding any directorships in which vacancies may exist) shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present.  Unless otherwise required by the Certificate of Incorporation, the DGCL or these Bylaws, the affirmative vote of at least a majority of the Directors of the Corporation present at a meeting at which a quorum is present, shall be the act of the Board of Directors.

3.9          Board and Committee Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Directors of the Corporation or members of such committee, as the case may be, or if all Directors or members of a committee consent via electronic transmission.  Any such consent must be filed with the Secretary of the Company and maintained in the record of the proceedings of the Board of Directors or any committee thereof, as the case may be.

3.10        Board and Committee Telephone Meetings.  Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, Directors of the Corporation, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11        Compensation.  Directors of the Corporation shall receive such compensation for their services as shall be determined by the Board of Directors.

3.12        Removal.

(a)          No Director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock, voting together as a single class.  No Director of the Corporation shall be removed from such office by vote or other action of the stockholders of the Corporation or otherwise, except for cause, which shall be deemed to exist only if:  (i) such Director has been convicted, or such Director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (ii) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; (iii) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to perform as a Director of the Corporation; (iv) such Director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have breached such Director's duty of loyalty to the Corporation or its stockholders or to have engaged in any transaction with the Corporation from which such Director derived an improper personal benefit; or (v) "cause" for removal otherwise exists under Section 141(k)(1) of the DGCL.  No Director of the Corporation so removed may be nominated, re-elected or reinstated as a Director of the Corporation so long as the cause for removal continues to exist.  Any proposal by a stockholder of the Corporation to remove a Director of the Corporation, in order to be validly acted upon at any meeting, shall comply with Section 2.8 hereof.

(b)          Notwithstanding Section 3.12(a) hereof, whenever holders of shares of one or more outstanding series of preferred stock of the Corporation are entitled to elect one or more Directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, any Director of the Corporation so elected may be removed in accordance with such provisions.

3.13        Committees of the Board of Directors.

(a)          The Board of Directors, by resolution adopted by the affirmative vote of at least a majority of the Board of Directors, may designate and appoint from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided by such resolution or in the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL.

(b)          The Board of Directors shall have the power at any time to change the membership of any committee of the Board of Directors and to fill vacancies in it.  A majority of the number of members of any such committee (excluding any committee memberships in which vacancies may exist) shall constitute a quorum of such committee for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors.  The Board of Directors, or each such committee in the absence of action by the Board of Directors, may elect a chairman of such committee and appoint such subcommittees and assistants as it may deem necessary.  Unless otherwise provided by resolution of the Board of Directors, meetings of any committee shall be conducted (i) in accordance with Sections 3.9, 3.10 and 7.3 hereof and (ii) in the same manner that Sections 3.5, 3.6, 3.7 and 3.8 hereof apply to meetings of the Board of Directors.  Any member of any such committee designated or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of a member of a committee shall not of itself create contract rights.

(c)          Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary of the Corporation and shall be made available to any and all Directors of the Corporation.

ARTICLE IV

OFFICERS

4.1          Officers.  The officers of the Corporation shall consist of a Chief Executive Officer of the Corporation, a Secretary, a Chief Financial Officer, a Treasurer and a Controller, each of whom shall be elected or appointed by the Board of Directors.  Such other officers of the Corporation, including but not limited to a Chairman of the Board, a Vice Chairman of the Board, a President of the Corporation, a Chief Operating Officer may be elected or appointed by the Board of Directors. Any number of Presidents or Chief Executives of divisions or subdivisions or other business units or sub-units, any number of Vice Presidents of the Corporation, any number of

               Managing Directors of support units or sub-units, any number of assistant officers of the Corporation, or agents, as may be deemed necessary or appropriate, may be elected or appointed by the Board of Directors or, as hereinafter provided, by officers of the Corporation.  Any two or more offices may be held by the same person. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as is provided by these Bylaws, or as may be determined by resolution of the Board of Directors or where such officer may be appointed by another officer, as determined by the appointing officer, but in each case not inconsistent with these Bylaws.

4.2         Vacancies.  Whenever any vacancies shall occur in any office of the Corporation by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, except as otherwise provided in this Section 4.2.  If any such vacancy shall occur by death, resignation or removal of an officer who was appointed or under these Bylaws could have been appointed by the Chief Executive Officer of the Corporation, the Secretary, the Treasurer or the Controller in accordance with these Bylaws, such vacancy may also be filled by the Chief Executive Officer of the Corporation, the Secretary, the Treasurer or the Controller, as applicable. Vacancies in offices other than those specified in Section 4.1 as mandatory offices of the Corporation, need not be filled if the Board of Directors or officer authorized under these Bylaws to appoint such an officer so determines.  Any officer so elected or appointed shall hold office until such officer's successor is elected or appointed or until his earlier death, resignation or removal.

4.3          Removal.  Any officer or agent elected or appointed by the Board of Directors or appointed by an officer authorized under these Bylaws to appoint such an officer or agent  may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.  Any officer or agent who was appointed or under these Bylaws could have been appointed by another officer may be removed by the officer (or such officer's successor) who appointed or could have appointed such officer or agent whenever in the judgment of the appointing officer or officer authorized under these Bylaws to make such an appointment (or such officer's successor) the best interests of the Corporation will be served thereby.  Any such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

4.4          Chairman of the Board.  The Board of Directors may elect or appoint, from among its members, a Chairman of the Board of the Corporation.  The Chairman of the Board, when present, shall preside at all meetings of the stockholders of the Corporation and of the Board of Directors.  The Chairman of the Board shall perform, under the direction and subject to the control of the Board of Directors, all duties incident to the office of Chairman of the Board and such other duties as the Board of Directors may assign to the Chairman of the Board from time to time.  The Chairman of the Board may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.  The Chairman of the Board shall have the power and authority to appoint one or more Vice Presidents of the Corporation, which power shall not be exclusive of any right of the Board of Directors, the Vice Chairman of the Board, the Chief Executive Officer of the Corporation or the President of the Corporation to elect or appoint such officers.

4.5          Vice Chairman of the Board.  The Board of Directors may elect or appoint, from among its members, a Vice Chairman of the Board of the Corporation.  The Vice Chairman of the Board shall perform, under the direction and subject to the control of the Board of Directors and the Chairman of the Board, all duties incident to the office of Vice Chairman of the Board and such other duties as the Board of Directors or the Chairman of the Board may assign to the Vice Chairman of the Board from time to time.  In the event of the death, disability or other absence of the Chairman of the Board, the duties of the Chairman of the Board may be performed by the Vice Chairman of the Board.  The Vice Chairman of the Board may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.  The Vice Chairman of the Board shall have the power and authority to appoint one or more Vice Presidents of the Corporation, which power shall not be exclusive of any right of the Board of Directors, the Chairman of the Board, the Chief Executive Officer of the Corporation or the President of the Corporation to elect or appoint such officers.

4.6          Chief Executive Officer.  The Chief Executive Officer of the Corporation in general shall supervise and control all of the business and affairs of the Corporation, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate.  The Chief Executive Officer of the Corporation shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of Chief Executive Officer of the Corporation and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the Chief Executive Officer of the Corporation from time to time. The Chief Executive Officer of the Corporation may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.  The Chief Executive Officer of the Corporation shall have the power and authority to appoint one or more Vice Presidents of the Corporation, which power shall not be exclusive of any right of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President of the Corporation to elect or appoint such officers. The Chief Executive Officer of the Corporation shall also have the power and authority to appoint one or more other officers as President, Chief Executive or other officer in charge of a division, subdivision or other business unit or sub-unit; as Managing Director or other officer in charge of a support unit or sub-unit; or as such other officer having such other title as the Chief Executive Officer of the Corporation shall deem appropriate (other than those officers required by these Bylaws to be elected by the Board of Directors), which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officers.

4.7          President.  The President of the Corporation shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of President and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the President of the Corporation from time to time.  In the event of the death, disability or other absence of the Chairman of the Board and the Vice Chairman of the Board, the duties of the Chairman of the Board may be performed by the President of the Corporation.  The President of the Corporation may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.  The President of the Corporation shall have the power and authority to appoint one or more Vice Presidents of the Corporation, which power shall not be exclusive of any right of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer of the Corporation to elect or appoint such officers.

4.8          Chief Operating Officer.  The Chief Operating Officer shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of Chief Operating Officer and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the Chief Operating Officer from time to time.  The Chief Operating Officer may execute (in facsimile or otherwise) and deliver any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board of Directors or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person.

4.9          Vice President.  Each Vice President of the Corporation shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, such duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to such Vice President from time to time.  Vice Presidents of the Corporation may be further designated as Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents or such other similar title as the Board of Directors, the Chairman of the Board or such other officer or officers as the Board of Directors or the Chairman of the Board may designate.

4.10        Secretary.  The Secretary of the Corporation shall attend all meetings of the stockholders of the Corporation, the Board of Directors and committees established by the Board of Directors (except where the committee has appointed its own secretary) and shall record correctly the proceedings of such meetings in a book suitable for such purposes.  The Secretary shall attest with a signature and the seal of the Corporation (in facsimile or otherwise) all stock certificates issued by the Corporation and shall keep a stock ledger in which all transactions pertaining to shares of all classes and series of capital stock of the Corporation shall be correctly recorded.  The Secretary, or the President, shall also attest with a signature and the seal of the Corporation (in facsimile or otherwise) all deeds, conveyances or other instruments requiring the seal of the Corporation.  The Secretary shall have the  power and authority on behalf of the Corporation to execute any consents of stockholders, members, partners or other owners and to attend, and to act and to vote in person or by proxy in connection with, any meetings of the stockholders, members, partners or other owners of any corporation, limited liability company, partnership or other entity in which the Corporation may own stock, membership interests, partnership interests or other securities, and in connection with any such meeting, the Secretary shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, membership interests, partnership interests or other securities that the Corporation, as the owner thereof, may possess and exercise.  This power and authority shall not be exclusive of any right of the Board of Directors to grant such power and authority to any other person.  The Chairman of the Board, the Chief Executive Officer or the Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board of Directors or committees established by the Board of Directors.  The Secretary is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of the Corporation or to actions duly taken by the stockholders of the Corporation, the Board of Directors or any committee established by the Board of Directors.  The Secretary shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of Secretary and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the Secretary from time to time.  The duties of the Secretary may also be performed by any Assistant Secretary of the Corporation.  The Secretary shall have the power and authority to appoint one or more Assistant Secretaries of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

4.11        Chief Financial Officer.  The Chief Financial Officer of the Corporation in general shall supervise all of the financial affairs of the Corporation, under the direction and subject to the control of the Board of Directors and the President.  The Chief Financial Officer shall have the power and authority on behalf of the Corporation to execute (in facsimile or otherwise) any consents of stockholders, members, partners or other owners and to attend, and to act and to vote in person or by proxy in connection with, any meetings of stockholders, members, partners or other owners of any corporation, limited liability company, partnership or other entity in which the Corporation may own stock, membership interests, partnership interests or other securities, and in connection with any such meeting, the Chief Financial Officer shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, membership interests, partnership interests or other securities that the Corporation, as the owner thereof, may possess and exercise.  This power and authority shall not be exclusive of any right of the Board of Directors to grant such power and authority to any other person.  The Chief Financial Officer shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of Chief Financial Officer and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the Chief Financial Officer from time to time.

4.12        Treasurer.  The Treasurer of the Corporation shall have the care and custody of all the funds, notes, bonds, debentures, stock and other securities of the Corporation that may come into the hands of the Treasurer, acting in such capacity.  The Treasurer shall be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation and shall ensure that the Corporation is adequately funded at all times by arranging, under the direction and subject to the control of the Board of Directors, for the issuance of debt, equity and other forms of securities that may be necessary or appropriate.  The Treasurer may endorse (in facsimile or otherwise) checks, drafts, notes, bonds, debentures and other instruments for the payment of money for deposit or collection when necessary or appropriate and may deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate from time to time, and the Treasurer may endorse (in facsimile or otherwise) all commercial documents requiring endorsements for or on behalf of the Corporation.  The Treasurer may deliver instructions to financial institutions by facsimile or otherwise.  The Treasurer may execute (in facsimile or otherwise) all receipts and vouchers for payments made to the Corporation.  The Treasurer shall render an account of the Treasurer's transactions to the Board of Directors or its Audit Committee as often as the Board of Directors or its Audit Committee shall require from time to time.  The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose, a full and adequate account of all monies received and paid by the Treasurer on account of the Corporation.  The Treasurer shall have the power and authority on behalf of the Corporation to execute (in facsimile or otherwise) any consents of stockholders, members, partners or other owners and to attend, and to act and to vote in person or by proxy in connection with, any meetings of stockholders, members, partners or other owners of any corporation, limited liability company, partnership or other entity in which the Corporation may own stock, membership interests, partnership interests or other securities and in connection with any such meeting, the Treasurer shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, membership interests, partnership interests or other securities that the Corporation, as the owner thereof, may possess and exercise.  This power and authority shall not be exclusive of any right of the Board of Directors to grant such power and authority to any other person.  If requested by the Board of Directors, the Treasurer shall give a bond to the Corporation for the faithful performance of the Treasurer's duties, the expense of which bond shall be borne by the Corporation.  The Treasurer shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of Treasurer and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the Treasurer from time to time.  The duties of the Treasurer may also be performed by any Assistant Treasurer of the

               Corporation.  The Treasurer shall have the power and authority to appoint one or more Assistant Treasurers of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

4.13       Controller.  The Controller of the Corporation shall be the chief accounting officer of the Corporation, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures throughout the Corporation.  The Controller also shall keep in books belonging to the Corporation full and accurate accounts of receipts of, and disbursements made by, the Corporation.  The Controller shall render an account of the Controller's transactions to the Board of Directors or its Audit Committee as often as the Board of Directors or its Audit Committee shall require from time to time.  If requested by the Board of Directors, the Controller shall give a bond to the Corporation for the faithful performance of the Controller's duties, the expense of which bond shall be borne by the Corporation.  The Controller shall perform, under the direction and subject to the control of the Board of Directors, the Chairman of the Board and such other officer or officers as the Board of Directors or the Chairman of the Board may designate, all duties incident to the office of Controller and such other duties as the Board of Directors, the Chairman of the Board or such other officer or officers may assign to the Controller from time to time.  The duties of the Controller may also be performed by any Assistant Controller of the Corporation.  The Controller shall have the power and authority to appoint one or more Assistant Controllers of the Corporation, which power shall not be exclusive of any right of the Board of Directors to elect or appoint such officer.

4.14        Other Officers. Officers other than those expressly named in the foregoing provisions of this Article IV ("Additional Officers") shall perform, under the direction and subject to the control of the Board of Directors, the Chief Executive Officer of the Corporation and such other officer or officers as the Board of Directors or the Chief Executive Officer of the Corporation may designate, such duties as the Board of Directors, the Chief Executive Officer of the Corporation or such other officer or officers may assign to such Additional Officers from time to time.  Such Additional Officers may include Presidents or Chief Executives of Business Units or divisions, subdivisions or sub-units, Managing Directors or other leaders of support units or sub-units and such other officers having such titles as may be deemed necessary or appropriate by the Board of Directors or the Chief Executive Officer of the Corporation electing or appointing such officers.

4.15        Delegation of Authority.  In the case of any absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate in writing some or all of the powers or duties of such officer to any other officer or to any Director, employee, stockholder or agent of the Corporation for whatever period of time the Board of Directors deems appropriate.

ARTICLE V

CAPITAL STOCK

5.1          Stock Certificates.  The certificates representing shares of all classes or series of capital stock of the Corporation shall be in such form or forms as shall be approved by the Board of Directors, or the Corporation's stock may be represented by uncertificated shares.  In the case of certificated shares, the Corporation shall deliver certificates representing shares to which stockholders of the Corporation are entitled.  Certificates representing such certificated shares shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and either the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary, and may, but shall not be required to, bear the seal of the Corporation or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles.  In the event the original or facsimile signature on a certificate is of an officer who has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

ARTICLE VI

INDEMNIFICATION

6.1          Mandatory Indemnification.        To the fullest extent permitted by Section 145 of the DGCL, the Corporation shall indemnify any (A) director or officer of the Corporation who has been or was elected or appointed to office as provided in these Bylaws or (B) any current or former employee, or any person who is or was serving at the written request of the Corporation (in accordance with written procedures adopted from time to time by the Board of Directors) as a director, officer, partner, venturer, proprietor, trustee, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (any such person serving at the request of the Corporation hereinafter referred to as a "Designated Person"), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, an "Action"), and whether brought by a third party or by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, or employee of the Corporation or a Designated Person, against expenses (including reasonable attorneys' fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred (collectively, "Expenses") by such director, officer or employee of the Corporation, or such Designated Person in defending such Action.

6.2          Mandatory Advancement of Expenses for Directors and Officers.  Unless otherwise prohibited by applicable law, Expenses shall be paid on behalf of any current or former director of the Corporation in advance of the final disposition of such Action within 30 days of receipt by the secretary of the Corporation of (i) a written application from such director setting forth the basis for such advancement and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Corporation in a specific case because such director has not met the requisite standard of conduct as set forth in Section 145 of the DGCL.  Unless otherwise prohibited by applicable law, Expenses shall be paid on behalf of any current officer of the Corporation who is not a director in advance of the final disposition of such Action within 30 days of receipt by the secretary of the Corporation of (a) a written application from such officer setting forth the basis for such advancement and (b) a written undertaking by or on behalf of the officer to repay such amount if it shall ultimately be determined that the officer is not entitled to be indemnified by the Corporation in a specific case because such officer has not met the requisite standard of conduct as set forth in Section 145 of the DGCL.

6.3          Limited Mandatory Advancement for Current and Former Employees, Former Officers and Designated Persons.  Unless otherwise prohibited by applicable law, Expenses shall be paid on behalf of any current or former employee or any former officer of the Corporation, or any current or former Designated Person, in advance of the final disposition of such Action within 30 days of receipt by the secretary of the Corporation of (a) a written application from such person setting forth the basis for such advancement and (b) a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in a specific case because such person has not met the requisite standard of conduct as set forth in Section 145 of the DGCL; provided, however, that advancement of Expenses shall not be paid by the Corporation on behalf of any such person in the event a determination is made based upon the facts known at or after the time the written application  therefor has been made that it is reasonably probable that such person acted in bad faith or in a manner not in the best interests of the Corporation.

6.4          Determination of Right to Indemnification and/or Advancement of Expenses.  Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer or employee of the Corporation, or  Designated Person, met the requisite standard of conduct as set forth in Section 145 of the DGCL, as the same may be hereinafter amended from time to time. Any determinations that are required to be made for advancement of Expenses that the Corporation is required to make under this Article or for indemnification under this Article shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who are or were not parties to an Action, (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, (iii) by the General Counsel of the Corporation to the extent and as delegated to the General Counsel by the Board of Directors, or (iv) by the stockholders.

6.5          Prohibition on Payment of Expenses.  Notwithstanding anything contained in this Article VI to the contrary, no Expenses related to any Action brought against the Corporation (which is not an Action seeking enforcement of a right to indemnification or advancement of Expenses) shall be paid to or on behalf of any person which has not been previously authorized (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who are or were not parties to an Action,  (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, (iii) by the General Counsel of the Corporation to the extent and as delegated to the General Counsel by the Board of Directors, or (iv) by the stockholders.

6.6         Definition of Director and Officer of the Corporation.  For purposes of this Article VI  "director" means a person elected or appointed to serve as a Director of the Corporation as provided in Article III and "officer" means a person elected or appointed to serve as an "Officer" or "Additional Officer" as provided in Article IV.

6.7          General.  Any right of indemnification and to the advancement of Expenses under these Bylaws shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested Directors of the Corporation, or other arrangement.

6.8          Insurance.  The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, officer, or employee of the Corporation or who is or was serving at the written request of the Corporation as a Designated Person against any liability asserted against and incurred by such person in such capacity or arising out of such person's status in such capacity, whether or not the Corporation would have the power to indemnify such person against that liability under this Article VI or the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1          Bylaw Amendments.  The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws.  Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require, in addition to any other affirmative vote that may be required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of at least a majority of the Whole Board.  The stockholders of the Corporation shall also have the power to adopt, amend or repeal these Bylaws at any annual or special meeting, by the affirmative vote of holders of a majority of the then outstanding Voting Stock, voting together as a single class, in addition to any other affirmative vote that may be required by law, the Certificate of Incorporation or these Bylaws.  Any proposal by a stockholder of the Corporation to adopt, amend or repeal these Bylaws, in order to be validly acted upon at any meeting, shall comply with Section 2.8 hereof.

7.2          Books and Records.  The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3         Waiver of Notice.  Whenever any notice is required to be given to any stockholder of the Corporation, any Director of the Corporation or any member of any committee of the Board of Directors, under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Neither the business transacted at, nor the purpose of, any regular or special meeting of such stockholders, Directors or committees need be stated in the written waiver of notice of such meeting.

7.4          Resignations.  Any Director or officer of the Corporation may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided by the resignation.

7.5           Seal.  The seal of the Corporation shall be in such form as the Board of Directors may adopt.

7.6          Fiscal Year.  The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.